Exhibit (q)(3)

LIMITED POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

WHEREAS, VEGASHARES ETF TRUST, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”), periodically files amendments to its Registration Statement (File Nos. 333-287738 and 811-24094) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints JOANN M. STRASSER, ANDREW J. DAVALLA, PHILIP B. SINENENG, BIBB STRENCH, and MICHAEL V. WIBLE as attorneys for her and in her name, place and stead, and in her office and capacity in the Trust, to execute and file any amendment or amendments to the Trust’s Registration Statement (File Nos. 333-287738 and 811-24094), hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed this 18th day of June 2026.

/s/ Maital Legum
Maital Legum
Trustee

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NASSAU	)

On the 18th day of June in the year of 2026, before me, the undersigned notary public, personally appeared Maital Legum, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, executed the instrument.

Given under my hand and seal of office this 18th day of June 2026.

Notary Signature:	/s/ Seth Schlessel

Notary Seal

SETH SCHLESSEL

Notary Public, State of New York

No. 02SC0001533

Qualified in Nassau County

Commission Expires 02/15/2027